                                                                     EXHIBIT 4.8
                         REGISTRATION RIGHTS AGREEMENT

                 THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of this 4th day of May, 1998, by and among Texoil, Inc., a Nevada corporation (the "COMPANY"), Energy Capital Investment Company PLC, an English investment company ("ENERGY PLC"), and EnCap Equity 1996 Limited Partnership, a Texas limited partnership ("ENCAP LP").

                                   RECITALS:

         A. Reference is herein made to that certain Acquisition and Distribution Agreement dated as of even date herewith (the "A&D AGREEMENT") by and among the Company, Cliffwood Oil & Gas Corp., a Texas corporation ("COGC"), and Cliffwood Acquisition - 1996 Limited Partnership, a Texas limited partnership (the "PARTNERSHIP").

         B. Energy PLC and EnCap LP are limited partners in the Partnership. Under the terms of the documents governing the Partnership, the Limited Partners are required to consent to the execution, delivery and performance by the Partnership of the A&D Agreement. The Company acknowledges and agrees that the shares of Common Stock (as defined herein) to be issued by the Company to the Partnership under the A&D Agreement will be immediately distributed to the Limited Partners by the Partnership. Under the A&D Agreement, the Company has also agreed to issue shares of Common Stock to Energy PLC and EnCap LP in exchange for certain stock purchase warrants held by Energy PLC and EnCap LP entitling them to purchase shares of common stock in COGC, a wholly-owned subsidiary of the Company. In order to induce Energy PLC and EnCap LP to consent to the execution, delivery and performance by the Partnership of the A&D Agreement and to exchange the abovementioned stock purchase warrants (and recognizing that Energy PLC and EnCap LP would not be willing to grant such consent and exchange such stock purchase warrants in the absence of this Agreement), the Company has agreed to provide Energy PLC and EnCap LP with the registration rights set forth herein.

                                   AGREEMENT:

         NOW, THEREFORE, for and in consideration of the foregoing Recitals and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         SECTION 1.       DEFINITIONS AND REFERENCES.

         (a) When used in this Agreement, the following terms shall have the respective meanings assigned to them in this Section 1 or in the sections, subsections or other subdivisions referred to below:

         "A&D AGREEMENT" shall have the meaning assigned to such term in Paragraph A of the Recitals hereto.


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
         "AGREEMENT" shall mean this Agreement, as hereafter changed, modified or amended in accordance with the terms hereof.

         "CLOSING DATE" shall have the meaning assigned to it in the A&D Agreement.

         "COMMISSION" shall mean the Securities and Exchange Commission (or any successor body thereto).

         "COMMON STOCK" shall mean the common stock of the Company, $.01 par value per share.

         "COMPANY" shall have the meaning assigned to it in the introductory paragraph hereof.

         "ENCAP LP" shall have the meaning assigned to it in the introductory paragraph hereof.

         "ENERGY PLC" shall have the meaning assigned to it in the introductory paragraph hereof.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated under such Act.

         "HOLDER" shall mean any Person that holds Registrable Securities.

         "HOLDER INDEMNIFIED PARTIES" shall have the meaning assigned to it in
Section 9(a).

         "PERSON" shall mean any individual, corporation, partnership, joint venture, limited partnership, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "REGISTRABLE SECURITIES" shall mean (i) the shares of Common Stock issued pursuant to the A&D Agreement (which, for purposes hereof, shall mean the Closing Shares, as defined in the A&D Agreement, and the shares of Common Stock issued and delivered by the Company pursuant to Section 6.3(f) of the A&D Agreement) and (ii) any securities issued or issuable with respect to the shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

         "REGISTRATION EXPENSES" shall mean all expenses incident to the Company's performance of or compliance with the registration rights granted hereunder, including (without limitation) all registration and filing fees, fees and expenses of compliance with securities and blue sky laws, printing and engraving expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company, fees and expenses of the Company's independent certified public accountants, fees and expenses of underwriters (excluding discounts and commissions), and the fees and disbursements of one counsel to the selling Holders; provided, that Registration Expenses shall not include any Selling Expenses.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and all rules and regulations under such Act.

         "SELLING EXPENSES" shall mean underwriting discounts or commissions, any selling commissions and stock transfer taxes attributable to sales of Registrable Securities.

         (b) All references in this Agreement to sections, subsections and other subdivisions refer to corresponding sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained herein. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

         SECTION 2. SHELF REGISTRATION. The Company will use its best efforts to prepare and file with the Commission promptly after the Closing Date and in any event no later than 30 days after the Closing Date a shelf registration statement on Form S-3 or other appropriate form pursuant to Rule 415 of the Securities Act covering the sale by the Holders of all of the Registrable Securities. The Company shall use its best efforts to cause the registration statement to be declared effective as promptly as possible after the Closing Date and to keep such registration statement effective until the Holders have disposed of all of the Registrable Securities. The Holders agree to furnish to the Company such information regarding the distribution of the Registrable Securities covered by the registration statement filed under this Section as the Company may from time to time reasonably request in writing and such other information as may be legally required in connection with such registration statement.

         SECTION 3.  AGREEMENT OF HOLDERS REGARDING THE DISPOSITION OF THE
REGISTRABLE SECURITIES.    In connection with the disposition of the
Registrable Securities by the Holders, the Holders hereby agree with the Company that, as of each date specified below, the percentage amount of the Registrable Securities disposed of by them pursuant to the registration statement filed under Section 2 will not exceed the percentage amount set forth opposite such date:

                 Date                     Cumulative Percentage Amount
                 ----                     ----------------------------
                 June 30, 1998                        20%

                 September 30, 1998                   40%





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

                 December 31, 1998                    60%

                 March 31, 1999                       80%

                 June 30, 1999                       100%

         SECTION 4.  REGISTRATION PROCEDURES.

         (a)     In connection with a registration statement filed pursuant to
Section 2, the Company will:

                 (i) at least seven days prior to filing the registration statement or prospectus or any amendments or supplements thereto, furnish copies of all such documents proposed to be filed to any holder of Registrable Securities covered by such registration statement;

                 (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective as provided in Rule 415 of the Securities Act and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                 (iii) notify the Holders promptly after the Company shall receive notice thereof of the time when such registration statement has been filed and becomes effective;

                 (iv) furnish to each Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including, without limitation, each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

                 (v) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to qualify generally to do business or subject itself to any general service of process in any jurisdiction where it is otherwise not then so subject);

                 (vi) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the





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
         happening of any event which requires the making of any change in the prospectus included in such registration statement so that such document will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                 (vii) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or exchanges, automated quotation system or over-the-counter market upon which securities of the Company of the same class are then listed;

                 (viii) enter into such customary agreements (including, without limitation, underwriting agreements in customary form, substance and scope) and take all such other action as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                 (ix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;

                 (x) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

                 (xi) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

                 (xii) use its reasonable best efforts to obtain a comfort letter from the Company's public accountants in customary form and covering such matters of the type customarily covered by comfort letters with respect to offerings of the type being made pursuant to the registration statement as the Holders of the Registrable Securities reasonably request.

         (b) Each Holder of Registrable Securities will be deemed to have agreed as follows:

                 (i) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(vi), the Holders of Registrable Securities covered by such registration statement will forthwith discontinue disposition of any





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
         such Registrable Securities until the Holders of Registrable Securities receive copies of the supplemented or amended prospectus contemplated by Section 4(a)(vi), or until they are advised in writing by the Company that the use of the applicable prospectus may be resumed, and they have received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus (it being the agreement of the parties hereto, however, that the obligation of the Company with respect to maintaining the subject registration statement current and effective shall be extended by a period of days equal to the period the Holders of Registrable Securities are required by this
         Section 4(b)(i) to discontinue disposition of such Registrable Securities); and

                 (ii) furnish to the Company such information regarding each Holder, the Registrable Securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be reasonably required in connection with the preparation of the applicable registration statement and other actions taken by the Company under this Agreement, and it shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities that such information has been furnished to the Company by the Holders of Registrable Securities.

         SECTION 5. EXPENSES OF REGISTRATION. The Company shall pay all Registration Expenses in connection with the registration effected pursuant to
Section 2 and, in any event, shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal and accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. All Selling Expenses incurred in connection with a registration effected pursuant to the terms hereof shall be borne by the seller or sellers of Registrable Securities pro rata based upon the number of Registrable Securities included in such registration or as otherwise agreed by such sellers.

         SECTION 6.       INDEMNIFICATION.

         (a) The Company shall indemnify and hold harmless, with respect to any registration statement filed by it, to the full extent permitted by law, each Holder of Registrable Securities covered by such registration statement, and each other Person, if any, who controls such Holder within the meaning of
Section 15 of the Securities Act (collectively, "HOLDER INDEMNIFIED PARTIES") against all losses, claims, damages, liabilities and expenses, joint or several to which any such Holder Indemnified Party may become subject under the Securities Act, the Exchange Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which such Registrable Securities were included as contemplated hereby or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein





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
not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action of or inaction by the Company in connection with any such registration; and in each such case, the Company shall reimburse each such Holder Indemnified Party for any reasonable legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding; provided, however, that the Company shall not be liable to any such Holder Indemnified Party in any such case to the extent, that any such loss, claim, damage, liability or expense (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment thereof or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder Indemnified Party for use in the preparation thereof. Such indemnity and reimbursement of expenses and other obligations shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of such securities by such Holder Indemnified Parties.

         (b) Each Holder of Registrable Securities participating in any registration hereunder shall severally (and not jointly or jointly and severally) indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees and agents, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) (collectively, "COMPANY INDEMNIFIED PARTIES") against all losses, claims, damages, liabilities and expenses to which any Company Indemnified Party may become subject under the Securities Act, the Exchange Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which such Holder's Registrable Securities were included or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent in the cases described in clauses (i) and (ii), that such untrue statement or omission was furnished in writing by such Holder for use in the preparation thereof, or (iii) any violation by such Holder of any federal, state or common law





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
rule or regulation applicable to such Holder and relating to action of or inaction by such Holder in connection with any such registration; and in each such case, such Holder shall reimburse each such Company Indemnified Party for any reasonable legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Company Indemnified Parties (except as provided above) and shall survive the transfer of such securities by such Holder.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) of written notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing with respect to which a claim for indemnification may be made pursuant to this Section 6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the threat or commencement thereof; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action referred to under subsection (a) or (b) is brought against any indemnified party and it then notifies the indemnifying party of the threat or commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such claim or action, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses of counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless the indemnifying party has failed to assume the defense of such claim or action or to employ counsel reasonably satisfactory to such indemnified party. Under no circumstances will the indemnifying party be obligated to pay the fees and expenses of more than one law firm for all indemnified parties. The indemnifying party shall not be required to indemnify the indemnified party with respect to any amounts paid in settlement of any action, proceeding or investigation entered into without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party shall consent to the entry of any judgment or enter into any settlement without the consent of the indemnified party unless (i) such judgment or settlement does not impose any obligation or liability upon the indemnified party other than the execution, delivery or approval thereof, and (ii) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full release and discharge from all liability in respect of such claim for all persons that may be entitled to or obligated to provide indemnification or contribution under this Section 6.

         (d) Indemnification similar to that specified in the preceding subsections of this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or qualification of securities under any state securities or blue sky laws.

         (e) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to in subsection (a) or (b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements, omissions, actions or inactions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party, any action or inaction by any such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission, action or inaction. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) pursuant to this subsection (e) shall be deemed to include, without limitation, any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in subsection (c) if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this subsection (e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this subsection (e) of written notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing with respect to which a claim for contribution may be made against an indemnifying party under this subsection (e), such indemnified party shall, if a claim for contribution in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party in writing of the commencement thereof (if the notice specified in subsection (c) has not been given with respect to such action); provided, however, that the failure to so notify the indemnifying party shall not relieve it from any obligation to provide contribution which it may have to any indemnified party under this subsection (e) except to the extent that the indemnifying party is actually prejudiced by the failure to give notice.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding paragraph.

         If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in subsections (a) and (b), without regard to the relative fault of said indemnifying party or any other equitable consideration provided for in this subsection. The provisions of this subsection shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party, and shall survive the transfer of securities by any such party.

         (f) In connection with any underwritten offering contemplated by this Agreement which includes Registrable Securities, the Company and all sellers of Registrable Securities included in any registration statement shall agree to customary provisions for indemnification and contribution (consistent with the other provisions of this Section 6) in respect of losses, claims, damages, liabilities and expenses of the underwriters of such offering.

         SECTION 7. SELECTION OF UNDERWRITERS. If a registration effected pursuant to Section 2 is an underwritten offering or a best efforts underwritten offering, the investment bankers or investment bankers and manager or managers that will administer the offering shall be selected by the Holders of a majority of the Registrable Securities to be registered in such registration; provided, however, that such investment bankers and managers must be reasonably satisfactory to the Company.

         SECTION 8. RULE 144. The Company covenants to each Holder that, to the extent that the Company shall be required to do so under the Exchange Act, the Company shall (a) timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c) (1) of Rule 144 adopted by the Commission under the Securities
Act) and the rules and regulations adopted by the Commission thereunder, and
(b) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Each Holder agrees that if such Holder is able to sell Registrable Securities without registration pursuant to an exemption under Rule 144, such Holder shall use reasonable efforts to attempt to do so, giving due consideration to the quantity of Registrable Securities such Holder desires to sell.

         SECTION 9.       MISCELLANEOUS.

         (a) From and after the date of this Agreement, the Company will not, without the prior written consent of the Holders of a majority of the number of Registrable Securities then outstanding, enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement. Without limiting the foregoing, the Company also specifically agrees that during the period commencing on the date hereof and ending when the Holders have disposed of all of their Registrable Securities, the Company will not enter into an agreement with a third party pertaining to the registration by the Company of such third party's Common Stock on terms more favorable to the third party than those afforded to the Holders hereunder (including, without limitation, Section 3). The Company represents and warrants to Energy PLC and

EnCap LP that, as of the date hereof, the Company is not a party to any agreement with a third party pertaining to the registration by the Company of such third party's Common Stock other than those listed in Exhibit 9(a) attached hereto (which Exhibit also sets forth the principal terms of each such agreement and which agreements are, in this subsection (a), called an "EXISTING AGREEMENT"). The Company covenants and agrees with the Holders of Registrable Securities that if a party to an existing agreement is permitted under the terms thereof to dispose or otherwise transfer all or a portion of its Common Stock on a basis more favorable than that accorded the Holders under Section 3, the Company will consent to an amendment to this Agreement reasonably proposed by the Holders that would permit the Holders to dispose or transfer of their Registrable Securities on the same basis as such third party and/or shall otherwise take all reasonable actions as are reasonably requested by the Holders so as to accord the Holders with the right to dispose or transfer of their Registrable Securities on the same basis as such third party.

         (b) Energy PLC and EnCap LP agree, and each other Holder of Registrable Securities (including Registrable Securities in any registration statement filed pursuant to this Agreement) will be deemed to have agreed that if any Registrable Securities are being registered in any registration pursuant to this Agreement, the Holder thereof will comply with all anti-stabilization, manipulation and similar provisions of Section 10 of the Exchange Act, as amended, and any rules promulgated thereunder by the Commission and, at the request of the Company, will execute and deliver to the Company and to any underwriter participating in such offering, an appropriate agreement to such effect.

         (c) All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Texas.

         (d) All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto. In addition, the rights and obligations under this Agreement shall automatically be transferred to and binding on any transferee or assignee of the Registrable Securities; provided, that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being transferred or assigned, (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, (iii) the transfer and assignment of the subject Registrable Securities is in compliance with the Securities Act and applicable state securities laws or an exemption from the registration requirements of the Securities Act and applicable state securities laws, and
(iv) such assignment of rights and obligations under this Agreement shall be effective only if immediately following such transfer the further disposition of such Registrable Securities by the transferee or assignee is restricted under the Securities Act.

         (e) This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter herein contained. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company to the Holders of the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         (f) All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by reputable express courier service (charges prepaid), or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or sent by telefax, to the parties at the following address (or to such other address or to the attention of such other person as the recipient party has specified by prior like notice to the sending party):

         If to the Company:

                                  Texoil, Inc.
                                  110 Cypress Station Dr.
                                  Suite 220
                                  Houston, Texas 77090
                                  Telecopier No.: (281)537-8324
                                  Attention: Frank A. Lodzinski

         If to Energy PLC or EnCap LP:

                                  c/o EnCap Investments L.C.
                                  1100 Louisiana
                                  Suite 3150
                                  Houston, Texas  77002
                                  Telecopier No.:  (713) 659-6130
                                  Attention: Robert L. Zorich, Managing Director

         (g) If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

         (h) This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

         (i) Each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of breach by it of the provisions of this Agreement and hereby agrees to waive (to the extent permitted by law) the defense in any action for specific performance that a remedy of law would be adequate.

         (j) In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         (k) The Company agrees to remove any legends on certificates representing Registrable Securities describing transfer restrictions applicable to such securities upon the sale of such securities (i) pursuant to an effective Registration Statement under the Securities Act or (ii) in accordance with the provisions of Rule 144 under the Securities Act.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        TEXOIL, INC.

                                        By:     /s/ Frank A. Lodzinski
                                                ------------------------------
                                        Name:   Frank A. Lodzinski
                                        Title:  President


                                        ENERGY CAPITAL INVESTMENT
                                        COMPANY PLC

                                        By:     /s/ Gary R. Petersen
                                                ------------------------------
                                        Name:   Gary R. Petersen
                                        Title:  Director


                                        ENCAP EQUITY 1996 LIMITED
                                        PARTNERSHIP

                                        By:     /s/ Robert L. Zorich
                                                ------------------------------
                                        Name:   Robert L. Zorich
                                        Title:  Managing Director